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                                    UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                                     FORM 8-A

                  FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                      PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                           SECURITIES EXCHANGE ACT OF 1934

                                 TRAVELERS GROUP INC.
                (Exact name of registrant as specified in its Charter)

    Delaware                                          52-1568099
(State of incorporation                          (I.R.S. Employer
or organization)                                 Identification no.)

388 Greenwich Street
New York, New York                                    10013
(Address of principal executive offices)           (zip code)

If this Form relates to the                 If this Form relates to the
registration of a class of debt             registration of a class of debt
securities and is                           securities and is to
effective upon filing pursuant to           become effective simultaneously
General Instruction A(c)(1) please          with the effectiveness of a
check the following box  / /                concurrent registration statement
                                            under the Securities Act of 1933
                                            pursuant to General Instruction
                                            A(c)(2) please check the following
                                            box  / /

Securities to be registered pursuant to Section 12(b) of the Act:

    Title of each class                     Name of Each Exchange on Which
    to be so Registered                     Each Class is to be Registered

Depositary Shares, each representing        New York Stock Exchange
1/5th of a share of 6.213% Cumulative
Preferred Stock, Series G


Securities to be registered pursuant to Section 12(g) of the Act:

                                                                (None)

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                   INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered.

    See the information set forth under the headings "Description of Preferred Stock Offered Hereby" and "Description of Depositary Shares" in the Registration Statement on Form S-3 (No. 333-27155) and "Description of Series G Preferred Stock" and "Description of Depositary Shares" in the Prospectus Supplement dated July 8, 1997 filed pursuant to Rule 424(b)(2) of the Securities Act of 1933, as amended (the "Act"), as supplemented by the Supplement dated July 10, 1997 to Prospectus Supplement dated July 8, 1997 filed pursuant to Rule 424(b)(2) of the Act.

Item 2.  Exhibits.


    2.1 Registration Statement on Form S-3 (No. 333-27155) of the Registrant (the "Registration Statement").

    2.2 Certificate of Designation of 6.213% Cumulative Preferred Stock, Series G, of the Registrant, incorporated by reference to Exhibit 4.01 to the Registrant's Current Report on Form 8-K dated July 8, 1997.

    2.3 Form of Deposit Agreement, incorporated by reference to Exhibit 4.18 to the Registration Statement.

    2.4 Form of Depositary Receipt, incorporated by reference to Exhibit 4.19 to the Registration Statement.

    2.5 Prospectus Supplement dated July 8, 1997 filed pursuant to Rule 424(b)(2) of the Act.

    2.6 Supplement dated July 10, 1997 to Prospectus Supplement dated July 8, 1997 filed pursuant to Rule 424(b)(2) of the Act.


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                                      SIGNATURES

    Pursuant to the requirements of Section 12 of the Securities Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                  TRAVELERS GROUP INC.


                                  By  /s/ Robert Matza
                                    ----------------------------
                                       Robert Matza
                                       Vice President and
                                       Treasurer



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